UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2013

PARKER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-07573	73-0618660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 100 Houston, Texas		77046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 406-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 22, 2013, Parker Drilling Company (“Parker Drilling”) and two of its wholly-owned subsidiaries, Parker Drilling Offshore Corporation (“Parker Offshore”) and PD International Holdings C.V. (“PD International” and, together with Parker Drilling and Parker Offshore, the “Parker Parties”), entered into a Sale and Purchase Agreement (the “Agreement”) with ITS Tubular Services (Holdings) Limited, a company organized under the laws of Scotland and in administration proceedings under the laws thereof (the “Seller”), Ian David Green, John Bruce Cartwright and Graham Douglas Frost, each of PricewaterhouseCoopers LLP, as joint administrators of the Seller, and ITS Holdings, Inc., an indirect subsidiary of the Seller. Pursuant to the Agreement, Parker Drilling acquired International Tubular Services Limited and certain of its affiliates (collectively, “ITS”) and other related assets held by the Seller for an initial purchase price of $101 million paid at the closing of the transaction. An additional $24 million was deposited into an escrow account, which will either be paid to the Seller as additional purchase price when certain consents are obtained or, in certain circumstances, released to the Parker Parties in accordance with the Agreement. The transaction closed simultaneously with the execution of the Agreement.

ITS is a leading independent provider of rental tools and well services, with a primary focus on drilling tubulars and pressure control equipment and providing casing running and fishing services. ITS serves an extensive customer base of exploration and production companies, drilling contractors and service companies from 22 operating facilities primarily located in the Middle East, Latin America, U.K. and Europe, and the Asia-Pacific regions.

Parker Drilling’s due diligence process with respect to ITS identified certain transactions that suggest that ITS’ internal controls may have failed to prevent violations of potentially applicable international trade and anti-corruption laws, including those of the United Kingdom. As part of the integration process with respect to ITS, Parker Drilling will continue its review of ITS’ activities to identify potential violations of applicable international trade and anti-corruption laws and will promptly apply Parker Drilling’s system of internal controls, Code of Conduct, policies and procedures to the acquired business to help ensure the prevention of any such potential future violations. As appropriate, Parker Drilling will make any identified violations known to relevant authorities, cooperate with any resulting investigations and take proper remediation measures (including seeking any necessary government authorizations).

The acquisition was financed by way of a Term Loan Agreement (the “Term Loan Agreement”) entered into by Parker Drilling with Goldman Sachs Bank USA, as Administrative Agent, Syndication Agent, Sole Lead Arranger and Sole Lead Bookrunner and the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), which provides for an unsecured term loan facility in the amount of $125 million. The Term Loan Agreement was entered into, and the entire amount of the term loan facility was funded on, April 18, 2013 (the “Funding Date”).

The obligations of Parker Drilling under the Term Loan Agreement are guaranteed by substantially all of Parker Drilling’s domestic subsidiaries, except for domestic subsidiaries owned by foreign subsidiaries, project finance subsidiaries and certain immaterial subsidiaries, each of which has executed a guaranty as a subsidiary guarantor. The Term Loan Agreement has a term of five years.

The loans made under the Term Loan Agreement (the “Term Loans”) bear interest on the outstanding principal amount thereof at a rate per annum equal to (a) for the period from the Funding Date to June 30, 2013 (or May 9, 2013, in the event certain marketing materials have not been provided by May 9, 2013) (the “Initial Step-Up Date”), 6.5%, (b) for the period from the Initial Step-Up Date to April 15, 2014, 7.5%, and (c) from April 15, 2014 and all times thereafter, 8.5%.

The Term Loan Agreement contains provisions requiring the mandatory prepayment of the Term Loans in certain circumstances. In addition, the Term Loan Agreement includes customary affirmative and negative covenants, such as limitations on the creation of new indebtedness, certain liens, certain transactions with affiliates and certain payments (including payment of dividends). An event of default under the Term Loan Agreement may be triggered by events such as a failure to comply with the covenants contained therein, a failure to make payments when due, a change in control of Parker Drilling or certain insolvency proceedings. An event of default would permit the Lenders to, among other things, accelerate any amounts due under the Term Loan Agreement (including the outstanding Term Loans).

The above descriptions of the Agreement and the Term Loan Agreement do not purport to be complete and are qualified in their entirety by reference to the Agreement and the Term Loan Agreement, which are attached hereto as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The Term Loan Agreement prohibits Parker Drilling from paying cash dividends to shareholders.

Item 7.01 Regulation FD Disclosure.

On April 22, 2013, Parker Drilling issued a press release announcing the acquisition of ITS. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information in the press release is being furnished, not filed, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, the information in the press release will not be incorporated by reference into any registration statement filed by Parker Drilling under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

The foregoing summary of the Agreement, the Term Loan and the transactions contemplated thereby contain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include those regarding the consummation of the Acquisition and other statements that are not historical in nature. No assurance can be given that actual future results will not differ materially from those contained in the forward-looking statements in this current report. Although Parker Drilling believes that all such statements contained in this current report are based on reasonable assumptions, there are numerous variables of an unpredictable nature or outside of Parker Drilling’s control that could affect Parker Drilling’s future results and the value of its shares. Each investor must assess and bear the risk of uncertainty inherent in the forward-looking statements contained in this current report. Please refer to Parker Drilling’s filings with the SEC for additional discussion of risks and uncertainties that may affect Parker Drilling’s actual future results. Parker Drilling undertakes no obligation to update the forward-looking statements contained herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1*	Sale and Purchase Agreement, dated April 22, 2013, among ITS Tubular Services (Holdings) Limited, as Seller, Ian David Green, John Bruce Cartwright and Graham Douglas Frost, as joint administrators of the Seller, ITS Holdings, Inc. and PD International Holdings C.V., Parker Drilling Offshore Corporation and Parker Drilling Company.

10.1*	Term Loan Agreement, dated April 18, 2013, among Parker Drilling Company, as Borrower, and Goldman Sachs Bank USA, as Administrative Agent, Syndication Agent, Sole Lead Arranger and Sole Lead Bookrunner and the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”).

99.1	Press Release announcing the acquisition by Parker Drilling Company, dated April 22, 2013.

*	The Sale and Purchase Agreement filed as Exhibit 2.1 and the Term Loan Agreement filed as Exhibit 10.1 omit the schedules thereto. Parker Drilling agrees to furnish supplementally a copy of the omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER DRILLING COMPANY

Date: April 22, 2013	By:	/s/ W. Kirk Brassfield
W. Kirk Brassfield
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1†	Sale and Purchase Agreement, dated April 22, 2013, between ITS Tubular Services (Holdings) Limited, as Seller, Ian David Green, John Bruce Cartwright and Graham Douglas Frost, as joint administrators of the Seller, ITS Holdings, Inc. and PD International Holdings C.V., Parker Drilling Offshore Corporation and Parker Drilling Company.

10.1‡	Term Loan Agreement, dated April 18, 2013, between Parker Drilling Company, as Borrower, and Goldman Sachs Bank USA, as Administrative Agent, Syndication Agent, Sole Lead Arranger and Sole Lead Bookrunner and the several banks and other financial institutions or entities from time to time parties thereto.

99.1	Press Release announcing results of the acquisition by Parker Drilling Company, dated April 22, 2013.

†	The Sale and Purchase Agreement filed as Exhibit 2.1 and the Term Loan Agreement filed as Exhibit 10.1 omit the schedules thereto. Parker Drilling agrees to furnish supplementally a copy of the omitted schedules to the Securities and Exchange Commission upon request.

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